For Release on February 28, 2006
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES FOURTH QUARTER 2005 FINANCIAL RESULTS
New York, NY — February 28, 2006 — Town Sports International Holdings, Inc. (“TSI” or “the Company”), a leading owner of health clubs located primarily in major cities from Washington, DC north through New England, operating under the New York Sports Clubs, Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs brands, announced its results for the quarter and year ended December 31, 2005.
Fourth quarter 2005 revenue grew 11.0% to $98.5 million from $88.7 million for the same period last year. For the year ended December 31, 2005, revenue grew 10.1% to $388.6 million from $353.0 million for the prior year.
“We’re very pleased with the company’s fourth quarter and full year financial results,” said Bob Giardina, CEO of TSI “Our member growth, revenue performance at our comparable club facilities, and the operating performance of the newest clubs are all very encouraging, and show our sustained attention and implementation of our core strategies. We opened a new multi-recreational facility in Silver Spring, MD in the fourth quarter, bringing the total number of new clubs added to the fold to seven in 2005, prior to three closures for replacement. We owned and operated 139 clubs at December 31st, together with two partly-owned clubs, bringing the overall total clubs in operation to 141. A flurry of construction completion has allowed us to add an additional five new, or completely remodeled, facilities already in 2006, all of which have performed above our expectations for new memberships. Our year-end total member count, which stood at 409,000, grew by 7% in 2005.”
Three Months and Year Ended December 31, 2005, Financial Highlights:
Total revenue for the fourth quarter grew 11.0% to $98.5 million from $88.7 million for the same period last year and total revenue for the year ended December 31, 2005 grew 10.1% to $388.6 million from $353.0 million for the prior year. The increases in revenue were driven by growth in membership revenue and ancillary club revenue.
•	Membership revenue for the fourth quarter grew 10.3% to $82.5 million from $74.8 million in Q4 2004. Membership revenue for the year ended December 31, 2005 grew 9.0% to $321.7 million from $295.2 million for the prior year.

•	Ancillary club revenue for the fourth quarter grew 18.2% to $14.5 million from $12.3 million in Q4 2004. Ancillary club revenue for the year ended December 31, 2005 totaled $62.4 million, up 17.7% from $53.0 million for the prior year.

•	Same-club revenue increased 8.5% during the fourth quarter compared to the prior-year period and 6.9% for the year ended December 31, 2005 compared to the prior year on a twelve month (retail) basis.
Total operating expenses during Q4 2005 totaled $87.6 million compared to $80.3 million in Q4 2004. Operating expenses totaled $348.3 million for the year ended December 31, 2005 compared with $318.7 million for the prior year.
•	Payroll and related expenses totaled $38.0 million in Q4 2005 compared to $34.0 million in Q4 2004. Payroll and related expenses totaled $151.9 million for the year ended December 31, 2005 compared with $138.3 million during the prior year.

•	Club operating expenses totaled $32.9 million for Q4 2005 compared to $30.2 million in Q4 2004. Club operating expenses for the year ended December 31, 2005 totaled $130.2 million compared with $116.8 million during the prior year.

•	General and administrative expenses totaled $6.8 million for Q4 2005 compared to $6.5 million in Q4 2004. For the year ended December 31, 2005, general and administrative expenses totaled $26.6 million compared with $24.7 million in the prior year.

•	Depreciation and amortization expenses totaled $9.9 million during Q4 2005 compared to $9.6 million in Q4 2004. Depreciation and amortization expenses were $39.6 million for the year ended December 31, 2005 compared with $36.9 million in the prior year.
Cash flow from operations for the twelve months ended December 31, 2005 grew 5.9% to $60.5 million from $57.1 million from the prior year.

Adjusted EBITDA for Q4 2005 increased 20.1% to $22.8 million from $19.0 million in Q4 2004.
•	For the year ended December 31, 2005 adjusted EBITDA grew 9.7% to $84.2 million from $76.8 million for the prior year.

•	As a percentage of total revenue, adjusted EBITDA margin was 23.2% in Q4 2005, up from 21.4% in Q4 2004. For the year ended December 31, 2005, adjusted EBITDA margin was 21.7%, down slightly from 21.8% for the same period last year.
The Company will hold a conference call on Wednesday, March 1, 2006 at 2:30 PM (Eastern) to discuss the fourth quarter and calendar year 2005 results. Robert Giardina, chief executive officer, and Richard Pyle, chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section in the “About us” section of its Website at www.mysportsclubs.com. A replay of the call will be available via the Company’s Website beginning at 5:00 PM (Eastern) on March 1, 2006.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. (TSI) is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States. In addition to New York Sports Clubs, TSI operates under the brand names of Boston Sports Clubs, Washington Sports Clubs and Philadelphia Sports Clubs, with 138 clubs and more than 400,000 members in the U.S. In addition, the Company operates three facilities in Switzerland. For more information on TSI visit www.mysportsclubs.com
Town Sports International Holdings, Inc., New York
Investor Contact:
investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2005
(All figures $’000s except share data)
(Unaudited)

	December 31,	December 31,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$57,506	$51,304
Accounts receivable (net)	1,955	7,103
Inventory	655	421
Prepaid corporate income taxes	5,645	4,518
Prepaid expenses and other current assets	8,971	13,907

Total current assets	74,732	77,253
Fixed assets, net	226,253	253,131
Goodwill	47,494	49,974
Intangible assets, net	931	741
Deferred tax assets, net	12,735	24,378
Deferred membership costs	12,017	11,522
Other assets	16,794	16,772

Total assets	$390,956	$433,771

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,225	$1,267
Accounts payable	10,555	8,333
Accrued expenses	22,402	31,620
Accrued interest	5,217	5,267
Deferred revenue	28,294	33,028

Total current liabilities	67,693	79,515
Long-term debt and capital lease obligations	395,236	409,895
Deferred lease liabilities	36,009	48,898
Deferred revenue	3,298	2,905
Other liabilities	5,737	8,241

Total liabilities	507,973	549,454

Commitments and contingencies

Stockholders’ deficit:
Class A voting common stock,	1	1
Paid-in capital	(113,900)	(113,588)
Unearned compensation	(292)	(509)
Accumulated other comprehensive income (currency translation adjustment)	916	386
Retained earnings (accumulated deficit)	(3,742)	(1,973)

Total stockholders’ deficit	(117,017)	(115,683)

Total liabilities and stockholders’ deficit	$390,956	$433,771

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months and years ended December 31, 2004 and 2005
(All figures $’000s)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2005	2004	2005
Revenues:
Club Operations	$87,049	$97,022	$348,175	$384,143
Fees and other	1,672	1,492	4,856	4,413

	88,721	98,514	353,031	388,556

Operating Expenses:
Payroll and related	34,046	37,968	138,302	151,920
Club operating	30,182	32,905	116,847	130,219
General and administrative	6,491	6,786	24,719	26,582
Depreciation and amortization	9,598	9,909	36,869	39,582
Goodwill impairment	—	—	2,002	—

	80,317	87,568	318,739	348,303

Operating Income	8,404	10,946	34,292	40,253
Interest expense	10,169	10,437	39,343	41,550
Interest income	(233)	(890)	(743)	(2,342)
Equity in the earnings of investees and rental income	(403)	(423)	(1,493)	(1,744)

Income (loss) before provision (benefit) for corporate income taxes	(1,129)	1,822	(2,815)	2,789
Provision for corporate income taxes	1,898	600	1,090	1,020

Net income (loss)	$(3,027)	$1,222	$(3,905)	$1,769

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the twelve months ended December 31, 2004 and 2005
(All figures $’000s)
(Unaudited)

	December 31,	December 31,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$(3,905)	$1,769

Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization	36,869	39,582
Goodwill impairment	2,002	—
Fixed asset impairment charge	406	—
Noncash interest expense on Senior Discount Notes	12,758	15,505
Amortization of debt issuance costs	1,584	1,644
Noncash rental expense, net of noncash rental income	525	1,461
Compensation expense incurred in connection with stock options	64	279
Net change in certain working capital components	(1,292)	1,443
Decrease (increase) in deferred tax asset	4,036	(11,643)
Decrease in deferred membership costs	1,021	495
Landlord contributions to tenant improvements	2,508	8,590
Increase in insurance reserves	1,399	1,837
Other	(850)	(484)

Total adjustments	61,030	58,709

Net cash provided by operating activities	57,125	60,478

Cash flows from investing activities:
Capital expenditures, net of effect of acquired businesses	(36,816)	(62,393)
Proceeds from sale of equipment	7	—
Acquisition of businesses, net of cash acquired	(3,877)	(3,945)

Net cash used in investing activities	(40,686)	(66,338)

Cash flows from financing activities:
Book overdraft	2,778	986
Proceeds from 11.0% Senior Discount Note Offering	120,487	—
Redemption of Series A and Series B preferred stock	(50,635)	—
Common stock distribution	(68,943)	—
Repurchase of common stock	(53)	(184)
Proceeds from stock option exercises	539	—
Repayments of other borrowings	(3,908)	(1,144)

Net cash provided by (used in) financing activities	265	(342)

Net increase (decrease) in cash and cash equivalents	16,704	(6,202)
Cash and cash equivalents beginning of period	40,802	57,506

Cash and cash equivalent end of period	$57,506	51,304

Summary of the change in certain working capital components, net of effects of acquired businesses
Increase in accounts receivable	$(486)	$(2,334)
Decrease in inventory	95	230
Increase in prepaid expenses and other current assets	(845)	(3,774)
Increase in accounts payable and accrued expenses	515	2,142
Increase in prepaid corporate income taxes	(1,583)	1,127
Increase in deferred revenue	1,012	4,052

Net change in certain working capital components	$(1,292)	$1,443

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Adjusted EBITDA
For the three months and years ended December 31, 2004 and 2005
(All figures $’000s)
(Unaudited)

	Three months ended			Year ended
	December 31,			December 31,
	2004	2005	% Chg.	2004	2005	% Chg.

Net income (loss)	$(3,027)	$1,222		$(3,905)	$1,769
Provision for corporate income taxes	1,898	600		1,090	1,020
Interest expense, net of interest income	9,936	9,547		38,600	39,208
Depreciation and amortization	9,598	9,909		36,869	39,582
Noncash rental expense, net of noncash rental income	162	382		525	1,461
Noncash compensation expense incurred in in connection with stock options	35	244		64	279
Costs incurred in connection with the examination of financing alternatives	—	928		—	928
Goodwill and fixed asset impairment charges	406	—		2,408	—
Distribution to option holders classified as payroll	—	—		1,144	—

Adjusted EBITDA	$19,008	$22,832	20.1%	$76,795	$84,247	9.7%

Adjusted EBITDA Margin	21.4%	23.2%		21.8%	21.7%
Non GAAP Financial Measures:
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA provides useful information regarding our operating performance and financial condition. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income (loss) or cash flow data prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) or as a measure of our profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as defined above) certain items of income and expense consisting of: (i) noncash deferred rental expense, net of noncash deferred rental income, (ii) noncash compensation expense incurred in connection with stock options, (iii) distribution to option holders classified as payroll, (iv) goodwill impairment charges and (v) costs incurred in connection with potential financing and business combination transactions that have not been consummated. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. Adjusted EBITDA is presented because we believe it provides useful information regarding our operating performance and financial condition. Adjusted EBITDA is substantially similar to a metric used by our lenders when assessing our compliance with debt covenants. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows or other consolidated income (loss) or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. Additionally, investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of consolidated revenue.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside our control, including the level of market demand for our services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company. The information contained herein represents management’s best judgment as of the date hereof based on information currently available. However, we do not intend to update this information to reflect development or information obtained after the date hereof and we disclaim any legal obligation to the contrary.